Exhibit 99.1

1 CONFIDENTIAL INVESTOR PRESENTATION September 2025 PRECISION AEROSPACE & DEFENSE GROUP, INC.

CONFIDENTIAL 2 Disclaimer NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UN LAW FUL. THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION. This presentation is being furnished by FACT II Acquisition Corp. (“FACT”) and Precision Aerospace & Defense Group, Inc. (the “C ompany” or “PAD”) solely for informational purposes to assist interested parties in making their own evaluation with respect to potential private placements of the securities of FACT in connection with a potential business combination involving FACT and PAD and all related transactions (collectively, t he “Proposed Business Combination”) and for no other purpose. This presentation is exclusively for the benefit and internal use of the recipient and solely as a preliminary basis for discussion. By reading this presentation, you will be deemed to have agreed to the obligations and restrictions set out below . E xcept where otherwise indicated, all information in this presentation speaks as of September 15, 2025. This presentation is strictly confidential and may not be reproduced, summarized or disclosed, in whole or in part, without t he prior written authorization of FACT and the Company. This disclaimer and the requirement for strict confidentiality shall app ly without prejudice to any other confidentiality obligations to which you are subject. By accepting this presentation, you hereby agree to be bound by and comply with the restrictions conta ine d herein. By accepting and/or by reading this presentation, the recipient agrees and undertakes towards the Company that it w ill not, and will cause its directors, officers, employees, representatives, advisors and consultants (the “Representatives”) not to, disclose any type of information relating to the Co mpa ny and that it shall, and shall cause its Representatives to, return this presentation together with any copies to the Compan y, if requested. This presentation does not purport to be comprehensive or all - inclusive and it is wholly indicative and for information purposes only. It does not purport to contain all of the information that may be required to make a full analysis of the Company or the Proposed Business Combination. It is no t intended to form any basis of any investment decision or any other decision in respect to the Proposed Business Combination. This presentation is based on information which have not been independently verified and which may have not been audited. Any es timates and projections contained herein involve significant elements of subjective judgment and analysis, which may or may n ot be correct. To the fullest extent permitted by law, in no circumstances will FACT and the Company, or any of their respective subsidiaries, stockholders, affiliates, repres ent atives, partners, directors, officers, employees, advisers or agents provide any guarantee or warranty (express or implied) o r a ssume any responsibility with respect to the authenticity, origin, validity, accuracy or completeness of the information and data contained herein or assume any obligation for damages, lo sses or costs (including, without limitation, any direct or consequential losses or losses of profits) resulting from any err ors or omissions in this presentation, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . C hanges and events occurring after the date hereof may, therefore, affect the validity of the information, data and/or conclus ion s contained in this presentation and FACT and the Company assume no obligation to update and/or revise this presentation or the information and data upon which it has been bas ed. You should not consider any information in this presentation to be legal, accounting, investment, business, tax or accounting a dvice or a recommendation. You should consult your own attorney, accountant, business advisor and tax advisor for legal, investment, business and tax advice regarding any of the proposed transactions presented in this presentation. Forward - looking Statements This presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the Proposed Business Combination, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by the Company and the markets in which it operates, and the Company’s projected future results. These forward - looking statements generally are ide ntified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “p lan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward - looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties . F or example, PAD is using forward - looking statements in this presentation when it discusses its expectations regarding the timing of acquisitions and the performance of PAD’s curren t o perating entities and acquisition targets, if such acquisitions are successfully completed. Many factors could cause actual f utu re events to differ materially from the forward - looking statements in this presentation, including but not limited to: (1) the occurrence of any event, change or other circumstances th at could give rise to the termination of the Proposed Business Combination or any of PAD’s ongoing acquisitions and potential ac quisition targets; (2) the outcome of any legal proceedings that may be instituted against FACT, the Company, the combined company or others following the announcement of th e P roposed Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Proposed B usi ness Combination due to the failure to obtain approval of the shareholders of FACT, to obtain financing to complete the Proposed Business Combination or to satisfy other c ond itions to closing; (4) changes to the proposed structure of the Proposed Business Combination that may be required or appropr iat e as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Business Combination; (5) the ability to meet stock exchange lis ting standards following the consummation of the Proposed Business Combination; (6) the risk that the Proposed Business Combi nat ion disrupts current plans and operations of FACT or the Company as a result of the announcement and consummation of the Proposed Business Combination; (7) the ability to re cognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competit ion , the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key empl oye es; (8) costs related to the Proposed Business Combination; (9) changes in applicable laws or regulations and delays in obtai nin g, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Proposed Business Combination; (10) the possibility that FA CT, the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) t he impact of any health epidemics, pandemics or other contagious outbreaks or geopolitical events, such as war, on the Company’s business and/or the ability of the parties t o c omplete the Proposed Business Combination; (12) the Company’s estimates of expenses and profitability and underlying assumpti ons with respect to stockholder redemptions and purchase price and other adjustments; (13) timing of acquisitions, if any, and the performance of the Company’s current opera tin g entities and acquisition targets, if such acquisitions are successfully completed; and (14) other risks and uncertainties s et forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements and Risk Factor Summary” in FACT’s final prospectus relating to its initial public off ering dated November 26, 2024. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing f act ors and the other risks and uncertainties described in the “Risk Factors” section of FACT’s Form S - 1, Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, and other documents f iled by FACT from time to time with the U.S. Securities and Exchange Commission (the “SEC”) and any registration statement on Fo rm S - 4 and proxy statement/prospectus FACT files with the SEC in connection with the Proposed Business Combination. These filings identify and address other import ant risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - loo king statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and the Compan y and FACT assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of n ew information, future events, or otherwise. Neither the Company nor FACT gives any assurance that either the Company or FACT will achieve its expectations. Pro - forma Financial Information as of September 15, 2025 As of September 15, 2025, PAD is comprised of the following operating companies: Maney Aircraft, Inc. (“Maney”), Aerofab NDT LLC (“Aerofab”), AOP Precision Products, LLC (“V&M”), and Aerodyn Engineering, Inc. (“Aerodyn”) (collectively, the “Current Opera ti ng Entities”). In addition, PAD has entered into definitive acquisition agreements with Western Professional, Inc. (“WestPro”), which was amended as of August 28, 2025, and w ith J&T Investments, LLC (“Pro - Con”), which was amended as of September 9, 2025, which agreements reflect the Proposed Business Com bination. PAD entered into an agreement dated August 26, 2025, with Rompec Aerospace Group, Inc. (“Rompec”) to amend and reinstate its definitive acquisition agreeme nt originally entered into as of September 30, 2024. WestPro, Pro - Con, and Rompec are collectively referred to as "Acquisition Targ ets". PAD also entered into a letter of intent on September 3, 2025, with Diagnostics Solutions International, LLC (“DSI”). The proposed transactions with the Acquisition Targ ets and DSI are subject to, among other things, certain conditions precedent including the completion of the Proposed Business Co mb ination. As of September 15, 2025, PAD anticipates the acquisition of the Acquisition Targets and DSI to close concurrently with the consummation of the Proposed Bu sin ess Combination. There can be no guarantee that any or all of the foregoing acquisition transactions will proceed to successf ul completion and it is possible that the acquisition of the Acquisition Targets and DSI may not occur at all or in the order currently expected by PAD. Accordingly, the information on slides 8, 9, 10, 11, 12, 13, 15, 18, 21, 22, 23, 24, 26, and 27 relating to locations, employees, customers, members of manag eme nt, pro forma financial information and the integration of the different Acquisition Targets and DSI into the various business segments speaks as if the Current Operating Entities, the Acquisition Targets and DSI were all acquired by PAD as of January 1, 2024. There can be no guarantee that, if acquired, the Ac quisition Targets and DSI will be successfully integrated with the Current Operating Entities within PAD’s relevant business segments. This presentation also contains refer enc es to potential acquisitions by PAD of other companies in the future. While it is the present intention of PAD to acquire add iti onal companies, there can be no guarantee that such acquisitions will materialize or PAD will be successful in acquiring all or any such businesses in the future or, if acquired , t hat PAD will be successful in integrating such acquired businesses within PAD’s relevant business segments.

Disclaimer (cont.)

Additional Information and Where to Find It
To the extent the Proposed Business Combination progresses, the Company and FACT intend to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus would be sent to all FACT shareholders. FACT would also file other documents regarding the Proposed Business Combination with the SEC. Before making any voting or investment decision, investors, shareholders and other interested persons of FACT are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Proposed Business Combination carefully and in their entirety as they become available because they will contain important information about the Proposed Business Combination. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FACT through the website maintained by the SEC at www.sec.gov. The documents filed by FACT and the Company with the SEC also may be obtained free of charge, once available, on the SEC's website at www.sec.gov.

Participants in Solicitation
FACT, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from FACT's stockholders in connection with the Proposed Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Proposed Business Combination and their ownership of FACT's securities are, or will be, contained in FACT's filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FACT's shareholders in connection with the Proposed Business Combination, including the names and interests of the Company's directors and executive officers, will be set forth in the proxy statement/prospectus on Form S-4 for the Proposed Business Combination, which is expected to be filed by FACT and the Company with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Industry and Market Data
This presentation has been prepared by the Company and FACT and includes market data and other statistical information from sources believed by the Company and FACT to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of the Company or FACT, which in each case are derived from its review of internal sources as well as the independent sources described above. Although the Company and FACT believe these sources are reliable, the Company and FACT have not independently verified the information and cannot guarantee its accuracy and completeness.

Financial Information; Non-GAAP Financial Measures
The historical and pro forma historical financial information and data contained in this presentation is unaudited, based on draft statutory accounts, does not conform to Regulation S-X, and is subject to PCAOB audit. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the final registration statement to be filed with the SEC and the definitive proxy statement/prospectus contained therein. Some of the financial information and data contained in this presentation, such as EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, has not been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EBITDA is defined as net income before interest expense, depreciation, amortization, and corporate taxes. EBITDA margin is defined as EBITDA (as defined above) divided by revenue. For a detailed reconciliation of Adjusted EBITDA to EBITDA, as well as a reconciliation of non-GAAP financial measures in this presentation to the most directly comparable GAAP financial measures, see Slide 27 of this presentation. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. The Company and FACT believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing the Company's financial condition and results of operations with other similar companies, many of which present similar non-GAAP financial measures to investors. However, other companies may calculate their non-GAAP measures differently, and therefore the non-GAAP measures in this presentation not be directly comparable to similarly titled measures of other companies. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded and included in determining these non-GAAP financial measures.

No Offer or Solicitation
This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Use of Projections
Any financial information in this presentation (including specifically the projections) that are forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company's and FACT's control. While such information and projections are necessarily speculative, the Company and FACT believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. All subsequent written and oral forward-looking statements concerning the Company and FACT, the Proposed Business Combination, or other matters and attributable to the Company and FACT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Trademarks
This presentation contains trademarks, service marks, trade names and copyrights of the Company, FACT and other companies, which are the property of their respective owners.

PAD PRECISION AEROSPACE & DEFENSE
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Today's Presenters



Ronald J. Buschur
Vice Chairman, Precision Aerospace & Defense Group, Inc.

- Seasoned executive within multi-national, high-tech manufacturing companies, leading 3 through public offerings with over a billion dollars of equity value created through IPOs
- Former CEO of HMT and Powerwave Technologies, providing products and solutions to the U.S. DoD, U.K., and other governments globally

Past Experiences:

35+ YEARS INDUSTRY EXPERTISE



Brent Borden
Chief Executive Officer, Precision Aerospace & Defense Group, Inc.

- Distinguished leader within Aerospace & Defense and Technology throughout his career
- Led Strategic Programs at the KC National Security Campus and was a U.S. Army Infantry Officer, earning the coveted Ranger Tab and Master Parachutist Wings, and served as a commander in the 82nd Airborne Division

Past Experiences:

30+ YEARS INDUSTRY EXPERTISE



Joseph Thiewes
Chief Financial Officer, Precision Aerospace & Defense Group, Inc.

- FP&A veteran within manufacturing finance, holding senior financial positions at Aerodyn, Enjet Aero, and Parker Hannifin
- Held key leadership roles at Andersen Consulting (now Accenture) and General Electric

Past Experiences:

20+ YEARS INDUSTRY EXPERTISE



Adam Gishen
Chief Executive Officer, Sponsor Managing Member[(1)], FACT II Acquisition Corp.

- Former CEO of Freedom Acquisition I Corp.
- Held senior roles at Credit Suisse and previously served as Partner at Ondra Partners and Managing Director at Nomura and Lehman Brothers

Past Experiences:

20+ YEARS EXPERTISE



Richard Nespola, Jr.
Sponsor Managing Member[(1)], FACT II Acquisition Corp.

- Co-founder of Working Lab Capital, BFY Capital, and Victura Capital
- Experience directly managing $125M+ P&L and global teams and as a private investor; held leadership roles at Liquidity Services (Nasdaq: LQDT), Freddie Mac, and Quimby Ventures

Past Experiences:

25+ YEARS EXPERTISE

Source: Company Provided Materials; FACT Materials, as applicable.
(1) FACT's sponsor is FACT II Acquisition Parent LLC, a Cayman Islands limited liability company (the "Sponsor").

PRECISION AEROSPACE & DEFENSE

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Key Points at a Glance

U.S. Aerospace & Defense industry is a $1+ Trillion economy[1]…





… underpinned by U.S. manufacturing and technology capabilities …





… that we believe is poised for significant rebound and growth ….

10.4%
YoY RPK growth in 2024[2]

13.6%
YoY 2024 international air passenger traffic growth[2]

$961.6B
FY'26 DoD Budget Request[3]

… delivered by PAD

PRECISION AEROSPACE & DEFENSE

10+
Tier 1[4][5] & OEM customers

Strategically Positioned Nationwide
Near PAD Customers / US Facilities

~270
Employees[6]

Source: (1) TAM referenced from American Aerospace & Defense Industry Continues Economic Dominance (June 2025). (2) IATA Air Passenger Market Analysis (December 2024). (3) U.S. Department of Defense FY'26 budget request. (4) Tier 1 is defined as "a company that directly supplies components or systems to the OEM, which is the company that assembles the final product". (5) 10+ Tier 1 & OEM Customers encompass existing customers within Maney, Aerofab, and Aerodyn. (6) Employee count is the approximate total number of full-time and part-time employees as of August 2025 at Maney, Aerofab , V&M, DSI, and WestPro, and September 2025 for Aerodyn, Pro-Con, and Rompec. For additional detail on the acquired entities, the Acquisition targets, and DSI, please see Slide 9 and the Disclaimer on Slide 2.

PAD PRECISION AEROSPACE & DEFENSE
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Precision Aerospace & Defense Group Overview

PAD PRECISION AEROSPACE & DEFENSE

$128.9M FY'26 Projected Pro-Forma Revenue(1)

$25.1M FY'26 Projected Pro-Forma EBITDA(1)(3)

Precision Aerospace & Defense Group, Inc. ("PAD") is a premier components manufacturer and services provider, delivering mission critical products and solutions directly to major OEMs and Tier 1 suppliers within the aerospace and defense sectors through its three complementary segments: (I) Engineering & Sustainment, (II) Precision Manufacturing, and (III) Advanced Non-Destructive Testing ("NDT")

Diverse Portfolio Services Key Aerospace & Defense End Markets

Q1'25PF Backlog by End Market(2)

COMMERCIAL AEROSPACE ~50%






DEFENSE ~45%






SPACE ~5%




PAD's Advantage

- *Scaled manufacturing and engineering service capabilities*
- *Direct service to the DoD, major OEMs & Tier 1 suppliers*
- *Proven M&A identification and integration capabilities*

FY'26 Projected Pro-Forma Revenue Breakdown



10%
36%
54%
$128.9M(1)
Engineering & Sustainment
Precision Manufacturing
Non-Destructive Testing

Source: 2026 Company financial projection information.
(1) These are forward 2026 projections that assume the success of potential acquisitions. For additional detail, please see Slide 12 and the Disclaimer on Slide 2. (2) Note, Q1'25PF backlog is pro forma combined and includes Maney, V&M, Aerofab, Aerodyn, DSI, Pro-Con, Rompec and WestPro. (3) EBITDA is a non-GAAP calculation. For additional detail on EBITDA reconciliation, please see the Disclaimer on Slide 3.

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CONFIDENTIAL 7 Company Differentiators 01 02 Industry Leading Platform Comprised of three complementary segments with attractive end - market and organic growth prospects Proven, Innovative, Accretive Programmatic Acquisition Strategy At the nexus of existing and future aerospace and defense trends with a targeted specialized manufacturing & technology pipeline in active discussions Positioned to Capitalize on Generational Growth Drivers Driven by increasing spend on modernization within commercial aviation, production efficiency and capacity, military sustainment, and a space - based economy Blue - Chip Customer Base Powered by long - term contracts and enduring partnerships with leading Fortune 500 companies alongside the U.S. DoD Repeatable Growth Strategy that Delivers Financial Results Supported by government contracting experience and specialized knowledge in emerging markets Experienced Management Team Accomplished executive leadership at the parent level partnered with tenured business leaders within each segment 05 06 03 04

1 Industry Leading Platform

State of the Art Capabilities Throughout Business Segments

Each business segment has years of experience & certifications which create barriers to entry



PAD Engineering & Sustainment

Engineered & manufactured solutions to government agencies and prime contractors with MRO services for legacy aircraft sustainment

- Differentiated Offerings:
  - Engineering (Reverse, Custom Solutions, Design & Analysis Capabilities)
  - Design, Fabrication, Instrumentation, and In-House Testing
  - Service Life Extension Programs, Engine Upgrades & Avionics Modernization



Fine Element Analysis



Design & Engineering Solutions



Vibration Testing Systems



PAD Precision Manufacturing

Efficiently manufactures products for aerospace, defense, and space sectors, delivering on time to exact specifications

- Differentiated Offerings:
  - High-Speed 5 Axis CNC Machining Centers
  - Tight Tolerance Grinding, Honing, and Threading Operations
  - Palletized Machining for High Capacity
  - Robotic Machining and Welding



CNC Precision Manufacturing



Precision Manufacturing



MIG Welding



PAD Non-Destructive Testing

Testing services and components designed to verify the structural integrity of critical components to industry standards

- Differentiated Offerings:
  - Casting, Forging, Custom Extrusion, Tube, and Sheet Material Inspection
  - Level III Certified Welding Inspector
  - Eddy Current Probes, Ultrasonic Transducers, and Custom Kit Boxes


60°

Level III Welding Inspection



Ultrasonic Testing



Eddy Current Testing

Source: Company Provided Materials.

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2 Proven, Innovative, Accretive Programmatic Acquisition Strategy

PAD's Acquisition Roadmap


Key:
Engineering & Sustainment
Precision Manufacturing
Non-Destructive Testing
September 2016
Acquired Maney Aircraft
Maney
September 2017
Acquired V&M Precision Manufacturing and Grinding
V&M PRECISION MACHINING AND GRINDING
September 2024(1)
Signed SPA to acquire WestPro
WESTPRO LAB
September 2024(1)
Signed Purchase Agreement to acquire Rompec
ROMPEC AEROSPACE
December 2024
PAD Acquired Aerodyn Engineering
AERODYN
April 2025
Acquired majority stake in Aerofab NDT
AEROFAB NDT
June 2025(1)
Signed merger agreement with Pro-Con
Pro-Con
September 2025(1)(2)
Negotiations for potential merger agreement with DSI
DIAGNOSTIC SOLUTIONS INTERNATIONAL LLC

PAD PRECISION AEROSPACE & DEFENSE

Source: Company Provided Materials. Note, the definitive acquisition agreements with the Acquisition Targets and DSI each typically contains a long-stop or similar date, and, unless renegotiated, such definitive acquisition agreement may be subject to potential termination after the long-stop date. For additional detail, please see the corresponding Risk Factor on Slide 29. For additional detail regarding the status of the pending acquisitions, please see the Disclaimer on Slide 2. (1) As of September 2025, this transaction has not closed, and the closing thereof may be subject to the satisfaction or waiver of certain closing conditions under the definitive agreement. (2) DSI entered into a letter of intent; negotiation on definitive agreement is ongoing.

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2 Proven, Innovative, Accretive Programmatic Acquisition Strategy

Nationwide Footprint

Strategically located near key customers & military locations with capacity for future growth

Kent, WA 98031: 15,880 sq. ft

Salem, OR 97301: 14,000+ sq. ft

Ontario, CA 91710: 15,542 sq. ft

Ontario, CA 91710: ~22,000 sq. ft

Brea, CA 92821: 30,000 sq. ft

Phoenix, AZ 85019: 37,000 sq. ft

PAD Headquarters
Overland Park, KS



* Boeing
* NUWC Keyport
* Idaho National Labs
* Blue origin
* Pacific Northwest National Labs
* Hill AFB
Vandenberg SFB *
Boeing *
* Los Angeles SFB
NGC *
SpaceX *
* NAWS China Lake
* North Island
* Honeywell
* Boeing
* Kirtland AFB
* Sandia National Labs
* Lockheed
Boeing *
* KC National Security Campus
* Tinker AFB
Caterpillar *
Rolls Royce *
* Boeing
* NSWC Crane
* USA Tank-Auto CMD
* Wright-Pat AFB
* GE Aerospace
WASH D.C.
* Navy Yard
* NAS Pax River NAVAIR
* NUWC Newport
* FT Bragg
JSOC
* HQ USSF
* Redstone Arsenal
* Robins AFB
* Eglin AFB
AFSOC
* Cape Canaveral SFB
SOCOM *

Indianapolis, IN 46241: ~50,000 sq. ft
Whitestown, IN 46075: 24,000 sq. ft

Wilmington, NC 28405: ~5,000 sq. ft

Lee's Summit, MO 64086: 33,750 sq. ft

Source: Company Provided Materials.
Note: Presence may be subject to the completion of certain acquisition transactions. As of September 2025, certain transactions relevant to these locations have not closed and the closing thereof may be subject to the satisfaction or waiver of certain closing conditions under the respective definitive agreements. For additional detail, please see the Disclaimer on Slide 2.

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CONFIDENTIAL 11 PAD Financial Core 8 Business Growth Outlook Sustainable growth accompanied by planned synergistic and cross - selling solution opportunities Source: Company Provided Materials. (1) Please refer to Slide 9 and the Disclaimer on Slide 2 for more information regarding the status of the current businesses and pending acquisitions. (2) EBITDA is a non - GAAP calculation. For additional detail on EBITDA reconciliation, please see the Disclaimer on Slide 3. (3) FY’24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaudited financials for the remainder of th e f inancial year for Aerodyn and Aerofab, and full - year financials for DSI, Pro - Con, Rompec, and WestPro. (4) FY’25PF and FY’26PF contain the following entities: Maney, Aerof ab, V&M, Aerodyn, Pro - Con, Rompec, DSI, and WestPro. Commentary The Company continues to experience steady growth driven by blue - chip relationships PAD’s capabilities include: o Commanding specialized government contracting o Precision manufacturing across diverse airframes o Cutting - edge NDT PAD has positioned itself to capitalize on growth opportunities within the fragmented A&D industries through: o Strong underlying fundamentals o Countercyclical nature of the industries o Long - term contracts Pro Forma Historical & Projected Adj. EBITDA Profile (1)(2) ($ in millions) Pro Forma Historical & Projected Revenue & Gross Margin Profile (1) ($ in millions) Repeatable Growth Strategy that Delivers Financial Results 3 (4) (4) (3) (4) (4) (3) $62.2 $73.4 $85.0 40% 41% 45% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 FY'24PF FY’25PF FY’26PF Revenue Gross Margin $9.1 $14.4 $16.2 15% 20% 19% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 FY'24PF FY’25PF FY’26PF

CONFIDENTIAL $9.1 $14.4 $16.2 $5.5 $8.9 15% 19% 19% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 FY'24PF FY’25PF FY’26PF Adj. EBITDA % Margin (3)(6) (3) $62.2 $73.4 $85.0 $29.5 $43.9 40% 39% 42% 0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 FY'24PF FY’25PF FY’26PF Revenue Gross Margin 12 PAD Projected Growth w/ M&A Outlook Strategically identifiable acquisitions bolster organic growth and additional cross - selling opportunities Source: Company Provided Materials. (1) Please refer to Slide 9 and the Disclaimer on Slide 2 for more information regarding the status of the current businesses and pending acquisitions. (2) FY’24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaud ite d financials for the remainder of the financial year for Aerodyn and Aerofab, and full - year financials for DSI, Pro - Con, Rompec, and WestPro. (3) FY’25PF includes the prior years’ pro - f orma figures inclusive of assumed acquisitions of the 2 identified targets. (4) FY’26PF figures assume the FY’25PF acquisitions as part of inorganic operations as well as an additio nal acquisition for FY’26 ($9.5M Revenue; $3.5M EBITDA). (5) Certain acquisition agreements may include earnout payments that could affect future financial performance and profitability. Pl ease refer to the Disclaimer on Slide 2 for additional detail. (6) FY'25PF and FY'26PF contain the following entities: Maney, Aerofab, V&M, Aerodyn, Pro - Con, Rompec, DSI, and WestPro. Pro Forma Historical & Projected Revenue & Gross Margin Profile (1) Pro Forma Historical & Projected Adj. EBITDA Profile (1) Repeatable Growth Strategy that Delivers Financial Results 3 (6) (6) (6) $62.2 $9.1 *Inorganic growth from planned acquisitions in FY’25E and FY’26E *Organic growth without any synergies $102.9 $128.9 $19.9 $25.1 ($ in millions) ($ in millions) FY’25E Planned Acquisitions (5) Target #1: Capabilities: Machining & Assembly – Large Components Target #2: Capabilities: Autonomous Weapons Systems - Engineering and Manufacturing Target #3: Capabilities: Engineering, Design, and Manufacturing FY’26E Planned Acquisitions (5) (2) (2)

4 Blue-Chip Customer Base

Blue-Chip Customer Base

Tenured industry relationships with premier customers across growing end markets

Segments: Engineering & Sustainment[1]; Specialized Precision Manufacturing[1]; Advanced NDT[1]

2+ Years	4+ Years	10+ Years
Boneal Aerospace	*Alstom*	*Boeing*
DLA	*Blue Origin*	*GE Aerospace*
Evident	*Great Western Manufacturing*	*Lockheed Martin*
Gray	*Husqvarna Construction*	*Rolls-Royce*
Honeywell	*NDTsupply.com*	*Siemens Energy*
SpaceX	*Triumph*	*U.S Air Force Programs*

Highlighted Customer Snapshots

Department of Defense

- Over $5M in total transaction value since 2023 across both the Land & Maritime and Aviation sectors
- Supply chain material support for sustainment on multiple airframes

GE Aerospace

- PAD supported GE Aerospace with ATO & RISE projects in '21-23 which turned into $5.5M sales in '24 and a current backlog of $15.7M in Q2'25
- PAD is in discussions with GE Aerospace to increase small machine capacity by 400% and large machine capacity by 767%

Boeing

- PAD supports numerous Boeing Commercial and Defense Airframes under LTAs as its subsidiaries are approved Boeing vendors
- Additional support to Boeing via NDT Services

SpaceX

- Suppliers to SpaceX to provide additional tube inspection services to reduce lead time
- Works directly with SpaceX for upcoming inspection of sheet / plate products (>6,000 parts, annually)

PAD PRECISION AEROSPACE & DEFENSE

Source: Company Provided Materials. *Note: Customers are not displayed by business segment.
(1) Customer representation is inclusive of Maney, V&M, Aerofab, Aerodyn, DSI, Pro-Con, Rompec and WestPro. Representation of these customers is subject to the completion of certain acquisition transactions. As of September 2025, certain transactions relevant to these customers have not closed and the closing thereof may be subject to the satisfaction or waiver of certain closing conditions under the definitive agreement. For additional detail, please see the Disclaimer on Slide 2.

CONFIDENTIAL

13

CONFIDENTIAL Growth Levers For PAD Company - identified strategic initiatives to grow and execute key business objectives 5 Positioned to Capitalize on Generational Growth Drivers Source: Company Provided Materials. Preserving Specialized Knowledge ➢ Retaining and developing talent remains vital as skilled tradesmen in legacy systems decreases NDT Service Expansion ➢ Acquisitions & tech adoption to meet the DoD and OEM demands and turnaround times ➢ Explore EU market entry to capitalize on NDT demands Technology - Driven M&A ➢ Acquire new technologies and capabilities such as advanced sensors / materials, hypersonics, additive manufacturing, and space technologies Specialized Manufacturing & Engineering M&A ➢ M&A across PAD’s verticals to scale and achieve synergies and increased capacity ➢ Secure critical supply chain capabilities, mitigate production bottlenecks, and achieve economies of scale Organic Growth ➢ Streamline supply chains and reduce lead times to boost productivity ➢ Integrate advanced technologies & manufacturing processes to increase efficiency Platform Accretion ➢ Expand existing relationships and capabilities to new customers and related programs Organic Inorganic 14

6 Experienced Management Team

Management Team with a Track Record of Success

Led by an Experienced Executive Team with a Track Record of Developing Businesses alongside Tenured Business Leaders at Each Segment

PAD PRECISION AEROSPACE & DEFENSE

30+ Years

Average Experience



Ronald J. Buschur
Vice Chairman
35+ YEARS
INDUSTRY EXPERTISE



Brent Borden
Chief Executive Officer
30+ YEARS
INDUSTRY EXPERTISE



Joseph Thiewes
Chief Financial Officer
20+ YEARS
INDUSTRY EXPERTISE

Alcoa | Advanced Medical Device Technologies | HMT Technology | Powerwave technologies | Aero Engineering, Inc. | Honeywell FM&T | NSC National Security Campus | Ranger | Enjet Aero | General Electric | Parker

Engineering & Sustainment



Dave Lawrence
Founder & CTO, Aerodyn Engineering



Melinda Gerard
General Manager, Maney Aircraft



Brian Hatcher
Founder & President, Diagnostic Solutions Intl.

Precision Manufacturing



Jennifer Haskins
GM & CFO, V&M Precision Machining & Grinding



Mihai Iliol
President, Rompec Aerospace



Chris Hinkebein
President & Owner, Pro-Con Manufacturing

Non-Destructive Testing



Brad Bowder
Founder & President, Western Professional, Inc.



Doug Melvin
Co-Founder & General, Manager, Aerofab NDT

Source: Company Provided Materials.

PAD PRECISION AEROSPACE & DEFENSE
CONFIDENTIAL
15

CONFIDENTIAL 16 Precision Aerospace & Defense Group, Inc. (PAD) Purpose Built Platform Poised for Significant Growth Durable Customer Relationships Across Capability Sets & End Markets Coveted Positioning Throughout Manufacturing Supply Chains

C O N F I D E N T I A L A P P E N D I X 1 7

Select Public Comparables Benchmarking

Operational Performance



PAD Public Comparables Universe*
PAD
PRECISION AEROSPACE & DEFENSE
ESCO TECHNOLOGIES
GHM
HEICO
TRANSDIGM GROUP INC.
CURTISS-WRIGHT
VSE CORPORATION
Ducommun
SIFCO INDUSTRIES, INC.
MOOG
PARK AEROSPACE CORP.
FY'24PF(1) – FY'26PF Projected Pro-Forma Revenue CAGR
16.8%
43.9%
Base Case(2)
Management Case(3)
13.9%
11.8%
11.8%
9.8%
8.3%
7.6%
6.5%
6.4%
5.3%
(3.2%)
Median: 7.9%
FY'26PF Projected Pro-Forma Gross Margin
45.1%
42.4%
Base Case(2)
Management Case(3)
40.1%
26.2%
40.2%
59.9%
37.4%
14.6%
27.2%
13.1%
27.6%
28.8%
Median: 28.2%
FY'26PF Projected Pro-Forma EBITDA Margin(4)
19.1%
19.4%
Base Case(2)
Management Case(3)
23.6%
12.5%
27.4%
54.4%
22.6%
15.7%
16.8%
3.6%
15.6%
18.7%
Median: 17.8%

PAD
PRECISION AEROSPACE & DEFENSE

Source: Company Provided Materials, Public Filings and S&P Capital IQ as of 9/8/25. *Note, CapIQ research analysts' consensus is used to calculate public comparable estimated forward revenue, gross margin and EBITDA margin. These are projections and are therefore subject to risk that such results may not materialize. PAD's comparables universe was selected based on companies with a similar suite of offerings, scale, end-market exposure, and operating model within the broader Aerospace & Defense universe. (1) FY'24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaudited financials for the remainder of the financial year for Aerodyn and Aerofab, and full-year financials for DSI, Pro-Con, Rompec, and WestPro. For additional detail, please see Slide 12. (2) Base Case includes Maney, Aerofab, V&M, Aerodyn, Pro-Con, Rompec, DSI, and WestPro. For additional detail, please see Slide 18. (3) Management Case includes Maney, Aerofab, V&M, Aerodyn, Pro-Con, Rompec, DSI, WestPro and 3 potential acquisition targets referenced on Slide 18. (4) EBITDA Margin is a non-GAAP calculation. For additional detail on EBITDA Margin reconciliation, please see the Disclaimer on Slide 3.

CONFIDENTIAL

18

CONFIDENTIAL 19 Select Public Comparables Benchmarking Valuation Performance P A D P u b l i c C o m p a r a b l e s U n i v e r s e * Source: Company Provided Materials and S&P Capital IQ as of 9/8/25. *Note: CapIQ research analysts' consensus is used to calculate public comparable estimated forward revenue and EBITDA margin. “E V” represents Enterprise Value calculated by CapIQ from public market data and SEC filings. These are projections and are therefore subject to risk that such results may not materialize. PAD’s comparables universe was selected based on companies with a similar suite of offerings, scale, end - market exposure, and operating model within the broade r Aerospace & Defense universe. EV / CY’25 & 26E Rev. EV / CY’25E EBITDA EV / CY’26E EBITDA 1 0 . 6 x 9 . 0 x 6 . 0 x 5 . 6 x 5 . 0 x 3 . 5 x 2 . 3 x 1 . 9 x 1 . 9 x 0 . 8 x 9 . 7 x 8 . 3 x 6 . 2 x 5 . 2 x 4 . 3 x 3 . 1 x 2 . 1 x 1 . 8 x 1 . 8 x 0 . 7 x 2 0 2 5 2 0 2 6 1 7 . 8 x 3 0 . 2 x 3 3 . 3 x 2 3 . 0 x 1 8 . 0 x 1 9 . 7 x 1 6 . 7 x 1 1 . 6 x 1 0 . 5 x 1 9 . 0 x 1 9 . 6 x 3 3 . 1 x 3 4 . 4 x 2 5 . 0 x 2 0 . 6 x 2 2 . 6 x 2 0 . 5 x 1 3 . 7 x 1 1 . 8 x 2 6 . 6 x Median: 21.6x Median: 18.5x Median: 3.7x Median: 4.3x

Transaction Overview

LOI Dated July 15, 2025 between PAD and FACT

Pro-Forma Capitalization Assuming 94% Redemptions & $75M PIPE

Pro-Forma Ownership %



SPAC Public Shareholders[3]
FACT Sponsor Shares[7]
Board Member / IPO UW Shares[6]
PIPE Shareholders
Precision Aerospace & Defense Group Shareholders
3.3%
11.0%
1.5%
25.0%
59.2%

Pro-Forma Valuation	
Illustrative Share Price at Closing	$10.00
Pro-Forma Shares Outstanding (M)[3][5][6][7]	30.0
Pro-Forma Equity Value ($M)	$300.0
Estimated Net Debt ($M)[8]	13.5
Pro-Forma Enterprise Value ($M)	**$313.5**

Sources	$M
Existing Shareholder Rollover[1][2]	$124.6
Equity to Fund Acquisitions[5]	53.1
SPAC Cash in Trust[3]	10.0
Private Credit Facility	25.0
Additional Capital – PIPE[4]	75.0
Total Sources	**$287.6**

Uses	$M
Existing Shareholder Rollover[1][2]	$124.6
Equity to Fund Acquisitions[5]	53.1
Repayment to Preferred Shareholders[9]	7.7
Acquisition Costs[10]	78.2
Deal Fees[11]	13.1
Cash to Balance Sheet	11.0
Total Uses	**$287.6**

Source: Company Provided Financials, Prospective SPAC LOI and Public Filings. (1) Assumes $202.1M Pre-Transaction Enterprise Value and $24.5M of Net Debt ($32.2M of debt less $7.8M of cash) = $177.6M Pre-Transaction Equity Value (existing shareholder rollover of $124.6M and $53.1M equity issued to fund acquisitions). (2) Assumes 100% Rollover Equity. (3) Assumes 94% Potential Redemptions = $10.0M cash in Trust (995,025 shares). (4) Assumes 7.5M shares issued at $10.00 per share. (5) Represents the equity portion of acquisition costs & earnouts from 2023-2025 for Aerodyn, Aerofab, DSI, Pro-Con, Rompec, and WestPro alongside the equity portion of acquisition costs for targets #1-3 from Slide 12. (6) Pro forma share count includes 12.5M of rollover-equity, 5.3M shares issued to satisfy acquisitions, 7.5M shares to PIPE investors, 3.3M to SPAC Sponsor founder shares, 1.0M FACT public shares, 0.2M shares to SPAC IPO underwriters, and 0.2M shares to FACT board members. (7) FACT Sponsor shares are capped at 11.0% pro-forma ownership. This illustrative analysis assumes no remaining sponsor shares in excess of the cap. (8) Assumes full paydown of Aerodyn's $23.7M Promissory Note and $3.2M of Aerofab Promissory Notes + $25.0M of new debt facility totaling $30.3M of Debt and $16.9M of Cash at transaction close. (9) Represents repayment to preferred shareholders from PAD's Series A – Series D Rounds. (10) Represents the cash & promissory note portion of acquisition costs & earnouts from 2023 and 2024 for Aerodyn, Aerofab, DSI, Pro-Con, Rompec, and WestPro alongside the cash portion of acquisition costs for targets #1-3 from Slide 12. (11) Includes Deferred Underwriter's Fee, PIPE and Private Credit Placement Agent Fees, Legal Fees, and M&A Advisory Fees.

PAD PRECISION AEROSPACE & DEFENSE

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20

PAD Financial Overview

Illustrative PAD FY'24PF to FY'25PF Revenue Bridge

FY'25PF Revenue Bridge

Engineering & Sustainment

- Stronger backlog to begin '25 vs '24 notably in Engineering and Sustainment
- Accelerated turbine testing for new customer (Progress Rail)
- Increased production of development hardware (GE Aerospace and RISE)
- Nonrecurring scope adder on NRE efforts (GE Aerospace)
- Scaling adoption of monitoring systems and flight data recorders
- Deepening Collaboration with Honeywell via MDA and Archer Aviation via MSA

Precision Manufacturing

- Increasing demand in component manufacturing from O&G customers
- Growth in Dept. of Defense backlog for multiple programs (Air Force & Navy)

Non-Destructive Testing

- Scaling capacity for SpaceX (Starlink & Starship Programs) & Boeing specialized ultrasonic testing
- Increased production capacity & personnel acquisition to address increasing demand in NDT

PAD Entity

- Assuming two acquisitions finalized by YE'25 w/ minimum 20% leverage



$62.2
$1.4
$0.9
$1.5
($1.2)
$1.7
$1.4
$1.6
$2.1
$1.1
$0.7
$73.4
$29.5
$102.9
FY'24PF* Revenue
Eng. & Sustainment Backlog
Accelerated Turbine Testing
Increased Production of Devl. Hardware
Non-Recurring Scope Adder on NRE
Scaling Adoption of Systems / Recorders
Deeper Collaboration w/ Honeywell & Archer
Increased Demand in Component MFG
DoD Backlog Growth
Scaled Capacity for Boeing & SpaceX
Increased NDT Production & Personnel
FY'25PF Revenue (Base Case) (1)
Complementary Acquisitions (2)
FY'25PF Revenue (Mgmt. Case) (3)

Source: Company Provided Materials.*Note, FY'24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaudited financials for the remainder of the financial year for Aerodyn and Aerofab, and full-year financials for DSI, Pro-Con, Rompec, and WestPro. Bridge financials are projections and are therefore subject to risk that such results may not materialize. (1) For additional detail on the Base Case, please refer to Slide 18. (2) There are no definitive agreements for such acquisitions and they may not materialize. For additional detail, please see the Disclaimer on Slide 2. (3) For additional detail on the Management Case, please refer to Slide 18.

PAD PRECISION AEROSPACE & DEFENSE

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21

PAD Financial Overview

Illustrative PAD FY'24PF to FY'25PF Adj. EBITDA Bridge

FY'25PF EBITDA Bridge

Engineering & Sustainment

- Stronger backlog to begin '25 vs '24 notably in Engineering and Sustainment
- Accelerated turbine testing for new customer (Progress Rail)
- Increased production of development hardware (GE Aerospace and RISE)
- Scaling adoption of monitoring systems and flight data recorders
- Deepening Collaboration with Honeywell via MDA and Archer Aviation via MSA

Precision Manufacturing

- Increasing demand in component manufacturing from O&G customers
- Growth in Dept. of Defense backlog for multiple programs (Air Force & Navy)

Non-Destructive Testing

- Scaling capacity for SpaceX (Starlink & Starship Programs) & Boeing specialized ultrasonic testing
- Increased production capacity & personnel acquisition to address increasing demand in NDT

PAD Entity

- Workforce additions to execute top-line growth
- Less due diligence and listing costs in '24 partially off-set with executive C&B in '25
- Tax provision estimate in '25 not incurred in '24
- Assuming two acquisitions finalized by YE'25 w/ minimum 20% leverage



$9.1
FY'24PF* EBITDA
$0.8
Eng. & Sustainment Backlog
$0.4
Accelerated Turbine Testing
$0.4
Increased Production of Devl. Hardware
$0.2
Scaling Adoption of Systems / Recorders
$0.3
Deeper Collaboration w/ Honeywell & Archer
$0.3
Increased Demand in Component MFG
$1.3
DoD Backlog Growth
$0.4
Scaled Capacity for Boeing & SpaceX
$0.3
Increased NDT Production & Personnel
($0.8)
Workforce Additions
$0.5
Less Diligence & Listing Costs
$1.2
Tax Provisions
$14.4
FY'25PF EBITDA(1) (Base Case)
$5.5
Complementary(2) Acquisitions
$19.9
FY'25PF EBITDA(3) (Mgmt. Case)

Source: Company Provided Materials.*Note, FY'24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaudited financials for the remainder of the financial year for Aerodyn and Aerofab, and full-year financials for DSI, Pro-Con, Rompec, and WestPro. Bridge financials are projections and are therefore subject to risk that such results may not materialize. (1) For additional detail on the Base Case, please refer to Slide 18. (2) There are no definitive agreements for such acquisitions, and they may not materialize. For additional detail, please see the Disclaimer on Slide 2. (3) For additional detail on the Management Case, please refer to Slide 18.

PAD PRECISION AEROSPACE & DEFENSE

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22

PAD Backlog

PAD's backlog services a variety of end markets and is positioned to support strong YoY growth

PAD Entity Backlog Growth(1)



($ in millions)
$46.2
$63.2
$66.6
$33.2
$11.4
$1.6(2)
$48.7
$12.9
$1.6
$51.4
$13.9
$1.3
Q1'24PF
Q1'25PF
Q2'25PF
Engineering & Sustainment
Precision Manufacturing
Non-Destructive Testing

Commentary

Precision Manufacturing

- V&M Precision: Diversified backlog build with DoD (F-18, DC-9, & CH53K King Stallion programs) and Boeing (707, 747, and 777 platforms) resulting in less reliance on C-17 program (formerly ~80% of annual backlog)
- Pro-Con: Backlog displays diversified customer base with bookings across 30+ customers and growth of 27% YoY in Q1'25

ENGINEERING & SUSTAINMENT

- Aerodyn: Significant backlog build with GE Aerospace (~$4.1M YoY), and Pratt & Whitney (~$3.2M YoY), reaching all time high of $23.3M, with ~$8.9M of backlog for 2026 sales
- Diagnostic Solutions International LLC: Q1'25 backlog totaled $15M backlog across 370+ customers; top 10 customers totaled 39% of booked revenue in Q1'25
- Maney: Backlog surpassing $10M for first time, driven by B-1B Lancer program and new program awards

NON-DESTRUCTIVE TESTING

- WestPro Lab: Proprietary phased array processes and customized inspection solutions continue to drive sales as joint R&D collaborations with SpaceX, NASA and Boeing increase their scope and demand

Source: Company Provided Materials.
(1) Backlog is inclusive of Maney, V&M, Aerofab, Aerodyn, DSI, Pro-Con, Rompec and WestPro. (2) WestPro data is as of 7/31/2024 and Aerofab data is as of 12/31/23.

PAD PRECISION AEROSPACE & DEFENSE

CONFIDENTIAL

23

CONFIDENTIAL 24 S o u r c e : (1) P w C A v i a t i o n I n d u s t r y R e v i e w a n d O u t l o o k R e p o r t 2 0 2 5 . (2) “ A i r l i n e P r o f i t a b i l i t y t o S t r e n g t h e n S l i g h t l y i n 2 0 2 5 Desp i t e H e a d w i n d s ” ( I A T A ) . (3) U S S e c r e t a r y o f D e f e n s e D o D F Y ’ 2 6 B u d g e t R e q u e s t . (4) R D T & E r e p r e s e n t s R e s e a r c h , D e v e l o p m e n t , T e s t , a n d E v a l u a t i o n f u n d s . (5) “ Airbus and Boeing Report July 2 0 2 5 ” (Flightplan ) . (6) S p a c e F o u n d a t i o n ’ s “ T h e S p a c e R e p o r t 2 0 2 5 Q 2 H i g h l i g h t s R e c o r d $ 6 1 3 B i l l i o n G l o b a l S p a c e E c o n o m y f o r 2 0 2 4 , D r i v e n b y Strong C o m m e r c i a l S e c t o r G r o w t h ” ( J u l y 2 0 2 5 ) . (7) S p h e r i c a l I n s i g h t s ; G l o b a l I n S p a c e M a n u f a c t u r i n g . Aerospace and Defense Industry Growth Drivers M a r k e t t a i l w i n d s w i t h e s t a b l i s h e d a n d g r o w i n g c u s t o m e r b a s e Defense DoD is investing in critical tech, building mass in strategic areas, and strengthening the defense and submarine industrial base Focus on sustainment of existing airframes and weapon systems ensures that US forces maintain deterrence in power competition Continued geopolitical tension in China/Taiwan, Russia/Ukraine, Iran/Israel, and North Korea ~$961.6B FY’26 proposed DoD Budget (3) 72 Active Major Defense Acquisition Programs (3) ~$179.1B FY’26 RDT&E Budget (3)(4) Commercial Aerospace Recovery from quality problems that dramatically impacted new product deliveries Longer life for existing airframes to meet the post COVID demand increases for MRO services Tier 2 and 3 manufacturers went out of business or shifted focus during COVID as quality issues reduced production ~$32.4B 2024 total global profit (2) ~1.6 average OEM book - to - bill (1) ~17,000 backlog orders through 2038 (1) Increased demand for worldwide communication networks and bandwidth supports data pipelines Surveillance and sensors remain paramount for national security Satellite and launch cost decreases over the last 20 years create new commercial demand for Lower Earth Orbit launches Space ~$77.3B U.S. Government Space Budget (6) 149 Space Launches in H1’25 (6) ~$613.0B 2024 total market valu e (6) $635 $742 $816 $842 $848 $848 $70 $35 $36 $67 $12 $113 $705 $777 $852 $910 $860 $962 $0 $200 $400 $600 $800 $1,000 $1,200 FY'21A FY'22A FY'23A FY'24A FY'25A FY'26E Base Budget OCO/Other Supplementals DoD Budget Funding (3) Supply Chain Impact on Backlog (5) Major OEM Backlogs as of July 31, 2025 A220 A320 A330 A350 Total 506 7,128 285 759 8,678 737 767 777 787 Total 4,862 94 614 993 6,563 Global Space Manufacturing Market (7) $4.6B $22.5B 2023 2033 ($ in millions)

PAD's Short-Long Term Strategy Outlook

Company identified initiatives which can provide organic and inorganic upside in the near-and longer term

1 Year Outlook → 3+ Year Outlook

Corporate Initiatives	Organic Growth Initiatives	M&A Initiatives
Develop intercompany communications	Initiate cross-selling opportunities and intercompany communications	**Manufacturing & Engineering Services** Design and Development Electronics Integration Additive Manufacturing
Attract, retain and develop key talent	Identify and implement operational efficiencies	
Establish cadences between C-suite and location leadership	Scale production capacity	**Secure & Expand Innovative Technologies** Defense Tech Space Systems Hypersonic Tech
Consolidate and streamline financial close, reporting, and forecasting	Integrate advanced manufacturing techniques (Automation / Robotics / Data Analytics)	
Implement cash management / capital deployment strategy	Influence customer adoption in high growth industry sectors (Unmanned Systems and Space)	**New NDT Technologies** Radiography Magnetic Particle Inspection Digital Radioscopy Testing Department
Harmonize internal systems + operations	Deepen relationships with defense agencies	
Build out Advisory Board	Expand cross-selling opportunities	
Roll-out employee-wide equity program	Upgrade existing platforms	**Innovative Technologies & Capabilities** Engineering & Sustainment Composites Manufacturing Additive Manufacturing Radio Frequency Products Sensor Technologies Electron Beam Welding
Acquire certifications, approvals and licenses across locations	Implement predictive maintenance tools	
Marketing + search engine optimization	Create SaaS solutions to complement hardware offerings	

Source: Company Provided Materials.

PAD PRECISION AEROSPACE & DEFENSE
CONFIDENTIAL
25

PAD Pro-Forma Historical & Projected Summary Consolidated Income Statement

PAD Pro-Forma Historical & Projected Summary Financials[1][2][3]										
$ in millions	Q1'24PF	Q2'24PF	Q3'24PF	Q4'24PF	FY'24PF	Q1'25PF	Q2'25PF	Q3'25PF	Q4'25PF	FY'25PF[5]
Revenues	**$12.9**	**$15.7**	**$17.3**	**$16.3**	**$62.2**[4]	**$16.9**	**$17.4**	**$18.6**	**$20.5**	**$73.4**
Cost of sales	8.2	8.7	10.4	9.8	37.1	9.8	10.8	11.1	11.6	43.4
Gross profit	**$4.8**	**$6.9**	**$6.9**	**$6.5**	**$25.1**	**$7.0**	**$6.6**	**$7.5**	**$8.8**	**$30.0**
Operating										
SG&A (Less Interest Expense)	$3.9	$4.0	$4.9	$6.3	$19.1	$4.9	$4.7	$4.6	$4.6	$18.8
Total Operating Income (Expense)	**$0.9**	**$2.9**	**$2.0**	**$0.2**	**$6.0**	**$2.1**	**$1.9**	**$2.9**	**$4.2**	**$11.2**
Other Income (Expense)										
Interest Expense	($0.2)	($0.2)	($0.3)	($0.3)	($1.1)	($0.4)	($0.4)	($0.4)	($0.4)	($1.6)
Other income (expense)	(0.1)	(0.1)	(0.2)	(0.6)	(0.9)	0.0	0.1	-	-	0.1
Taxes	0.0	0.2	0.1	0.8	1.1	-	0.2	0.2	0.2	0.7
Total other income (expense)	**($0.3)**	**($0.5)**	**($0.7)**	**($1.7)**	**($3.2)**	**($0.4)**	**($0.6)**	**($0.6)**	**($0.6)**	**($2.3)**
Net income (loss)	**$0.6**	**$2.4**	**$1.3**	**($1.4)**	**$2.9**	**$1.7**	**$1.4**	**$2.3**	**$3.6**	**$9.0**

Source: Company Provided Materials.
(1) Financials are inclusive of all eight of the completed and pending acquisitions assuming they were acquired by PAD as of January 1, 2024. For additional detail, please see Slide 9 and the Disclaimer on Slide 2. (2) FY'24PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, 8 days of Aerodyn, and unaudited financials for the remainder of the financial year for Aerodyn and Aerofab, and full-year financials for DSI, Pro-Con, Rompec, and WestPro. (3) Certain acquisition agreements may include earnout payments that could affect future financial performance and profitability. (4) FY'24PF financials include audited revenue contributions of $4.6M from Maney, $0.6M for 8 days from Aerodyn, $3.4M from V&M, and $4.3M for 10 months and 22 days from Aerofab and additionally include $19.5M for the remainder of FY'24 Aerodyn revenue, $430.8K for the remainder of FY'24 Aerofab revenue, $14.9M from DSI, $2.8M from Rompec, $7.8M from Pro-Con, and $3.9M from WestPro. (5) FY'25PF includes financials from Maney, V&M, Aerofab, Aerodyn, DSI, Pro-Con, Rompec, and WestPro.

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Reconciliation of Non-GAAP Financial Measures

$ in millions	PAD Pro-Forma Historical & Projected EBITDA Reconciliation[1]									
	Q1'24PF	Q2'24PF	Q3'24PF	Q4'24PF	FY'24PF[2]	Q1'25PF	Q2'25PF	Q3'25PF	Q4'25PF	FY'25PF[3]
Net income (loss)	**$0.6**	**$2.4**	**$1.3**	**($1.4)**	**$2.9**	**$1.7**	**$1.4**	**$2.3**	**$3.6**	**$9.0**
Depreciation & Amortization	$0.5	$0.5	$0.5	$0.5	$2.1	$0.6	$0.5	$0.5	$0.5	$2.1
Interest expense	$0.2	$0.2	$0.3	$0.3	$1.1	$0.4	$0.4	$0.4	$0.4	$1.6
Taxes	$0.0	$0.2	$0.1	$0.8	$1.1	$0.0	$0.2	$0.2	$0.2	$0.7
EBITDA	**$1.3**	**$3.4**	**$2.3**	**$0.2**	**$7.2**	**$2.7**	**$2.5**	**$3.4**	**$4.7**	**$13.4**
WestPro One-Time Expenses (4)	$0.1	$0.1	$0.1	$0.1	$0.3	$0.1	$0.1	$0.1	$0.1	$0.3
ParentCo One-Time Expenses (5)	$0.0	$0.0	$0.3	$1.2	$1.5	$0.4	$0.2	$0.0	$0.0	$0.7
Aerodyn Professional Fees (6)	$0.0	$0.0	$0.1	$0.0	$0.1	$0.0	$0.0	$0.0	$0.0	$0.0
Adj. EBITDA	**$1.4**	**$3.5**	**$2.8**	**$1.5**	**$9.1**	**$3.3**	**$2.8**	**$3.5**	**$4.8**	**$14.4**

Source: Company Provided Materials.
(1) Financials are inclusive of all eight of the completed and pending acquisitions assuming they were acquired by PAD as of January 1, 2024. For additional detail, please see Slide 9 and the Disclaimer on Slide 2. (2) 2024PF financials include audited figures for Maney, V&M, 10 months and 22 days of Aerofab, and 8 days of Aerodyn and unaudited financials for the remainder of the financial year for Aerodyn, and Aerofab and full-year financials for DSI, Pro-Con, Rompec, and WestPro. (3) FY'25PF includes financials from Maney, V&M, Aerofab, Aerodyn, DSI, Pro-Con, Rompec, and WestPro. (4) 2024 One-Time costs include Owner Salaries, Owner's Discretionary Expenses, Royalties Income, Equipment Rental Fees, and Rent. 2025 One-Time costs include Property Insurance, Equipment Rental Fees, and Royalty Expenses. (5) ParentCo Expenses include Advisory, Legal, and Accounting/Tax Expenses. (6) Professional Fees are related to CFO Salary and other one-time fees.

PAD
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SPAC Sponsor Overview: FACT II Acquisition Parent LLC

Experienced SPAC Sponsors & Operators aligned to drive long-term value

Our Vehicle & Team

FACT II Acquisition Corp.
(NASDAQ: FACT)



ADAM GISHEN
FACT CEO & Sponsor Managing Member



MIN LEE
FACT CFO & Sponsor Managing Member



RICHARD NESPOLA, JR.
Sponsor Managing Member



JOSEPH WAGMAN
Sponsor Managing Member

FACT Sponsor Operating Model

Proven de-SPAC Execution & Track Record

- Seasoned sponsors with de-SPAC experience and a proven record of originating and executing IPOs and other ECM transactions during prior investment-banking roles
- FACT currently holds $175 million principal amount of cash in Trust—capital that, subject to redemptions, can be deployed alongside incremental PIPE financing to fund capital expenditures and future growth

Deep Institutional & Family-Office Network

- Long-standing relationships with investors unlock financing at each stage of the transaction

Flexible, Scalable Capital Solutions

- Ability to up-size or right-size the overall capital stack— cash in Trust, PIPE, debt, or hybrid structures—to optimize the balance sheet and support strategic initiatives

End-to-End Investor Relations & Market Visibility

- Hands-on IR and media strategy from deal announcement through de-SPAC close, driving analyst coverage, trading liquidity, and sustained valuation support

Extensive ECM, DCM and M&A Experience Across Sectors & Regions

- Experienced team manages SEC review and closing logistics of the business combination process—reducing timeline risk so management can stay focused on the business

Long-Term Partnership & Ongoing Support

- Post-merger, the FACT sponsor team remains an engaged partner—providing board-level guidance, capital-markets insight, and strategic resources to help accelerate growth

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Risk Factors

Risks Related to PAD's Business, including:

- Completion of the acquisition of the Acquisition Targets and DSI is subject to various closing conditions and other factors, including without limitation, the completion of the Proposed Business Combination. PAD cannot assure you that all of the conditions to the consummation of the acquisitions or the Proposed Business Combination will be satisfied or waived and if such conditions are not satisfied or waived, the acquisitions or the Proposed Business Combination may not occur or the closing may be delayed. Failure to complete the acquisitions or the Proposed Business Combination could adversely affect our financial performance and our future business and operations.
- One or more of the definitive acquisition agreements with the Acquisition Targets contains a long-stop or similar date ("Long Stop Date"). If the transaction is not closed by such date, and if an extension to the relevant agreement is not negotiated by such date, the other party to the agreement is entitled to terminate the acquisition agreement. If the Proposed Business Combination is not completed or other conditions are not satisfied or waived prior to the Long Stop Date, and if PAD is unable to successfully negotiate an extension to such Long Stop Date, the acquisition of one or more of the Acquisition Targets may be terminated, which could adversely affect our financial performance and our future business and operations.
- PAD may not achieve the intended benefits of the acquisition of the Acquisition Targets, including achieving the anticipated annual operating cost and capital synergies to the extent currently anticipated, or at all. To realize these anticipated benefits, PAD's business and the Acquisition Targets' businesses must be successfully combined, which is subject to our ability to consolidate operations, corporate cultures and systems and our ability to eliminate redundancies and costs. If PAD is not successful in integrating the businesses of the Acquisition Targets or otherwise fails to realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the acquisition of the Acquisition Targets, our results of operations, cash flows and financial condition may be materially adversely affected.
- The Company's auditors have identified certain material weaknesses in the Company's internal controls and found that the limited controls adopted by the Company failed to detect material misstatements in the financial statements. In addition, the auditors identified certain items (including, among other things, revenue, expense accruals, inventory, work in progress, depreciation expense and lease liabilities accounts) that were not properly accounted for. The auditors concluded that there was a need for enhanced review controls and improved documentation practices along with stronger oversight during the financial reporting process. Management is addressing these internal controls deficiencies, but there can be no assurances that their attempts to eliminate these material weaknesses in internal controls will be successful.
- Geopolitical and economic events may adversely affect our business.
- We are subject to a variety of risks associated with International Business and Export Compliance.
- Our business could suffer if we are unable to develop new products on a timely basis.
- The industries in which we operate are very competitive.
- We are vulnerable to disruptions and shortages in the supply of, and increases in the prices of, certain raw materials.
- Our customer base is highly concentrated in some of our subsidiaries, and inability to diversify our customer base may adversely affect our business.
- Our business is dependent on the cyclical nature of the military's Request for Quotes.
- We rely on short-term orders from our customers.
- Our customers may require us to undergo a lengthy and expensive qualification process with respect to our products, with no assurance of sales. Any delay or failure in such qualification process could negatively affect our business and operating results.
- If our efforts to protect our proprietary information are not sufficient, we may be adversely affected.
- We depend upon the experience and expertise of our management team, and the loss of any of these individuals may impair our ability to operate effectively.
- We are subject to a variety of environmental regulations.

Risks Related to FACT and the Proposed Business Combination, including:

- There can be no assurance that the combined company's common stock will be approved for listing on Nasdaq or any other exchange or that the combined company will be able to comply with the continued listing standards of Nasdaq or any other exchange.
- Subsequent to the consummation of the Proposed Business Combination, the combined company may be required to take write-downs or write-offs, or the combined company may be subject to restructuring, impairment or other charges.
- If the Proposed Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of FACT's securities or, following the closing, the combined company's securities, may decline.
- The combined company will qualify as an "emerging growth company" as well as a "smaller reporting company" within the meaning of the Securities Act of 1933, as amended.
- The unaudited pro forma financial information included herein may not be indicative of what the combined company's actual financial position or results of operations would have been.
- FACT may not be able to consummate an initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the shares of common stock and liquidate.
- FACT stockholders will have a reduced ownership and voting interest after the Proposed Business Combination and will exercise less influence over management.
- FACT does not have a specified maximum redemption threshold.

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CONFIDENTIAL Risks Related to the Ownership of the Combined Company’s Common Stock, including: The market price of the combined company’s common stock may be volatile or decline, and you may not be able to resell your sh are s at or above the price you paid for such shares. There may not be an active trading market for shares of the combined company’s common stock, which may cause shares of the co mbi ned company’s common stock to trade at a discount from their initial trading price and make it difficult to sell such shares you purchase . Insiders will continue to have substantial control over the combined company after the consummation of the Proposed Business Com bination, which could limit your ability to influence the outcome of key decisions, including a change of control. Sales of a substantial number of the combined company’s common stock in the public market by the combined company’s existing sha reholders could cause the price of the combined company’s common stock to decline. The combined company will incur increased costs as a result of operating as a public company, and its management will be requ ire d to devote substantial time to new compliance initiatives and corporate governance practices. If securities or industry analysts do not publish research or reports about the combined company’s business, or if they downg rad e their recommendations regarding the combined company’s common stock, the combined company’s common stock price and trading vol ume could decline . 30 Risk Factors (cont.)